Exhibit 99.1

UTSTARCOM RELEASES FIRST QUARTER 2006 FINANCIAL RESULTS

First Quarter Revenues of $596.6 Million, Gross Margins of 20.5%, and
Loss per Share of ($0.09)

Positive Cash Flow from Operations of Approximately $54 Million in the
First Quarter

ALAMEDA, Calif., June 21, 2006 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, today reported financial results for the first quarter of 2006.

Net sales for the first quarter of 2006 were $596.6 million. Gross margins for the first quarter were 20.5% and GAAP net loss for the quarter was $10.6 million, or a loss of ($0.09) per share.

“While there is still a lot of work to be done, we are pleased with our solid first quarter results. We believe they demonstrate progress toward our planned improvements to gross margins, expenses, and cash-flows,” stated Fran Barton, executive vice president and chief financial officer of UTStarcom.

The Company generated approximately $54 million of positive cash flow from operations and paid down approximately $27 million in short-term debt during the quarter.

“We will continue to strive to make improvements in our business operations. We will also continue to drive our strategic focus to evolve our product portfolio, build new customer relationships and to maintain our technology and market leadership in key markets around the world,” added Hong Lu, chief executive officer of UTStarcom.”

Consolidated Second Quarter 2006 Guidance

Total Revenues:	Approximately $545-$575 million

Gross Profit Margin:	Total Company: 15-17%

Operating Expenses:	Approximately: $141 million, including approximately $4 million in expenses associated with stock compensation

GAAP EPS:	Loss of approximately ($0.45) to ($0.55)

Conference Call

The Company will conduct a conference call, which is open to the public, to discuss these results. The call will take place today, June 21, 2006 at 1:30 p.m. (PST). The conference call dial-in numbers are as follows: United States — 888-398-3046; International — 706-634-2492.

A replay of the call will be available from approximately 5:30 p.m. (PST) on June 21, 2006 to 11:59 p.m. (PST) on June 28, 2006. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 2062973.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s Web site at: www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in the United States, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including the foregoing statements regarding the anticipated continued progress with respect to business operation and execution, the anticipated improvement in the Company’s strategic focus and the resulting evolution of product portfolio, the anticipated ability to build new customer relationships, the expectation that the Company will be able to maintain its technology and market leadership in key markets, and the guidance given for anticipated total revenues, gross profit margin, operating expenses and earnings per share for the second quarter of 2006. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risk factors include rapidly changing technology, the changing nature of global telecommunications markets, the termination of significant contracts, the direction and results of future research and development efforts, evolving product and applications standards, reduction or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of the Company’s products, general adverse economic conditions, and trends and uncertainties such as changes in government regulation and licensing requirements. The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contact

Chesha Kamieniecki
Director of Investor Relations
UTStarcom, Inc.
(510) 749-1560

UTStarcom Inc.
1275 Harbor Bay Parkway
Alameda, CA  94502

UTStarcom, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$684,477	$658,837
Accounts receivable, net	494,988	522,964
Notes receivable	7,659	2,065
Inventories, net	424,028	425,955
Deferred costs/Inventories at customer sites under contracts	246,678	239,876
Prepaids	66,598	61,795
Short-term restricted cash and investments	69,078	53,680
Other current assets	36,677	37,267
Total current assets	2,030,183	2,002,439
Property, plant and equipment, net	221,003	233,403
Long-term investments	25,643	26,023
Goodwill	3,063	3,063
Intangible assets, net	70,389	75,313
Other long-term assets	25,235	25,811
Total assets	$2,375,516	$2,366,052

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339,865	$320,677
Short-term debt	172,141	198,826
Income taxes payable	31,708	33,608
Customer advances	265,359	221,301
Deferred revenue	86,681	69,030
Other current liabilities	243,888	289,867
Total current liabilities	1,139,642	1,133,309

Long-term debt	274,900	274,900
Other long-term liabilities	30,943	20,958
Total liabilities	1,445,485	1,429,167

Minority interest in consolidated subsidiaries	7,852	8,338
Stockholders’ equity:
Common stock: $0.00125 par value; authorized: 750,000,000 shares; issued and outstanding: 120,607,118 and 120,585,158 at March 31, 2006 and December 31, 2005, respectively	152	152
Additional paid-in capital	1,166,519	1,168,166
Deferred stock compensation	—	(3,493)
Retained earnings (accumulated deficit)	(263,809)	(253,174)
Accumulated other comprehensive income	19,317	16,896
Total stockholders’ equity	922,179	928,547
Total liabilities, minority interest and stockholders’ equity	$2,375,516	$2,366,052

UTStarcom, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2006	2005
		as restated
Net sales	$596,571	$901,884
Cost of sales	474,117	664,460
Gross profit	122,454	237,424

Operating expenses:
Selling, general and administrative	83,172	109,011
Research and development	46,309	66,260
Amortization of intangible assets	4,925	6,972
Total operating expenses	134,406	182,243

Operating (loss) earnings	(11,952)	55,181

Interest income (expense)	32	(2,929)
Other income (expense), net	3,568	(6,847)
(Loss) income before income taxes, minority interest and equity in loss of affiliated companies	(8,352)	45,405
Income tax expense	2,839	7,680
Minority interest in consolidated subsidiaries	556	(222)
Equity in loss of affiliated companies	—	(459)
Net (loss) income	$(10,635)	$37,044

Basic (loss) earnings per share	$(0.09)	$0.32
Diluted (loss) earnings per share	$(0.09)	$0.29

Weighted average shares used in per-share calculation:
- Basic	120,600	114,523
- Diluted	120,600	132,949

UTStarcom, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Three months ended March 31,
	2006	2005
		as restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(10,635)	$37,044
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	17,476	25,897
Loss on sale and disposal of assets	4,708	1,278
Stock compensation expense	4,159	575
Reversal of stock compensation due to terminations	(2,390)	—
Provision for doubtful accounts	892	17,548
Provision for inventory reserve	795	15,160
Other	(578)	1,769
Changes in operating assets and liabilities, net of of acquisitions:
Accounts receivable	28,787	(120,621)
Inventories	(4,337)	(15,724)
Deferred costs/Inventories at customer sites under contracts	(810)	3,533
Other current and non-current assets	(6,771)	49,621
Accounts payable	18,077	33,429
Income taxes payable	(2,020)	(32,015)
Customer advances	43,097	(223,720)
Deferred revenue	14,207	28,016
Other current liabilities	(50,985)	(4,667)
Net cash provided by (used in) operating activities	53,672	(182,877)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(3,162)	(28,313)
Purchase of business, net of cash acquired	—	(18,449)
Sale of business	19,965	—
Change in restricted cash and investments	(17,037)	5,796
Purchase of short-term investments	(10,819)	(101,194)
Proceeds from sale of short-term investments	13,309	221,253
Other	499	(18)
Net cash provided by investing activities	2,755	79,075
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	62,370	146,000
Payments on borrowings	(89,948)	(230,000)
Other	(3,184)	667
Net cash used in financing activities	(30,762)	(83,333)
Effect of exchange rate changes on cash and cash equivalents	2,389	(2,683)
Net increase (decrease) in cash and cash equivalents	28,054	(189,818)
Cash and cash equivalents at beginning of period	645,571	562,532
Cash and cash equivalents at end of period	$673,625	$372,714

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$2,511	$5,104
Income taxes	$3,801	$1,489
Non-cash operating activity
Accounts receivable transferred to notes receivable	$8,977	$9,394